Exhibit (b)(7)

March 3, 2010

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Attention:    Paul E. Huck
Senior Vice President and Chief Financial Officer

Accession Letter

Ladies and Gentlemen:

Reference is made to the Amended and Restated Commitment Letter, dated March 3, 2010 (such letter, including the exhibits thereto, and as amended, restated or otherwise modified from time to time, the “Commitment Letter”), initially among Air Products and Chemicals, Inc., J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. Terms used but not defined in this Accession Letter have the meanings assigned to them in the Commitment Letter.

The Bank of Tokyo-Mitsubishi UFJ, Ltd. is pleased to advise you of its commitment to provide $1,025,000,000 of the aggregate principal amount of the Credit Facility, upon the terms and subject to the conditions expressly set forth in the Commitment Letter, subject to the reductions of such commitments as set forth in the third paragraph of the Commitment Letter.

It is agreed that The Bank of Tokyo-Mitsubishi UFJ, Ltd. will act as a joint lead arranger and syndication agent in respect of the Credit Facility.

The Bank of Tokyo-Mitsubishi UFJ, Ltd. acknowledges receipt of a copy of the Commitment Letter and agrees, by its execution and delivery of this Accession Letter, to become a party to the Commitment Letter as an “Additional Initial Lender” and a “Joint Lead Arranger” for all purposes of the Commitment Letter and to undertake and be bound by all the terms and conditions thereof and shall be entitled to all of the exculpations, rights and benefits thereof.

[Remainder of Page Intentionally Left Blank]

Very truly yours,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Jerry Fall
Name: Jerry Fall
Title: Authorized Signatory

By:	/s/ Jeffrey Millar
Name: Jeffrey Millar
Title: Authorized Signatory

[Signature Page to Joint Lead Arranger Accession Letter]

Accepted and agreed to as of
the date first written above by:

AIR PRODUCTS AND CHEMICALS, INC.

By:     /s/ George G. Bitto
Name:  George G. Bitto
Title:  Vice President and Treasurer

[Signature Page to Joint Lead Arranger Accession Letter]